Exhibit 107

Calculation of Filing Fee Tables

Form F-1

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(Form Type)

SEALSQ Corp
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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Ordinary Shares issuable upon conversion of Notes	457(c)	7,600,000 (2)	$11.35 (3)	US$86,260,000	US$ 110.20 per US$ 1,000,000.00 (4)	US$9,505.85
Fees To Be Paid	Equity	Ordinary Shares issuable upon exercise of Warrants	457(g)	400,000 (5)	$30.00 (6)	US$12,000,000	US$ 110.20 per US$ 1,000,000.00(4)	US$1,322.40
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
				Total Offering Amounts	_____	US$98,260,000	_____	US$10,828.25
				Total Fees Previously Paid	_____	_____	_____	US$0.00
				Total Fee Offsets	_____	_____	_____	US$0.00
				Net Fee Due	_____	_____	_____	US$10,828.25

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(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares of the Registrant being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents the maximum number of shares that the Registrant expects could be issuable upon conversion of the Notes held by the Selling Shareholders named in this Registration Statement. At the Floor Conversion Price, the Notes currently outstanding are convertible into an aggregate of 4,320,000 Ordinary Shares. On the Initial Closing Date, the Selling Shareholders were issued Warrants to purchase up to an aggregate of 245,816 Ordinary Shares. The 4,320,000 Ordinary Shares issuable upon conversion of the Notes represent 95% of the total of the Ordinary Shares issuable upon conversion of Notes and Warrants currently outstanding, Pursuant to the Registration Rights Agreement, the Registrant is obligated to register for resale 8,000,000 Ordinary Shares, which include the Ordinary Shares reserved for potential issuance in the event of future default or dilution adjustments. Based on the foregoing, we have allocated 95% of the 8,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon conversion of the Notes, for a total of 7,600,000 Ordinary Shares.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Ordinary Shares as reported on The Nasdaq Global Market on August 2, 2023.

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.

(5)	Represents the maximum number of shares that the Registrant expects could be issuable upon exercise of the warrants held by the Selling Shareholders named in this Registration Statement. At the Floor Conversion Price, the Notes currently outstanding are convertible into an aggregate of 4,320,000 Ordinary Shares. On the Initial Closing Date, the Selling Shareholders were issued Warrants to purchase up to an aggregate of 245,816 Ordinary Shares. The 245,816 Ordinary Shares issuable upon exercise of the Warrants represent 5% of the total of the Ordinary Shares issuable upon conversion of Notes and Warrants currently outstanding. Pursuant to the Registration Rights Agreement, the Registrant is obligated to register for resale 8,000,000 Ordinary Shares, which include the Ordinary Shares reserved for potential issuance in the event of future default or dilution adjustments. Based on the foregoing, have allocated 5% of the 8,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon exercise of the Warrants, for a total of 400,000 Ordinary Shares.

(6)	The price per share is based upon the exercise price per warrant of $30.00 per share as of August 2, 2023.